POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Douglas C. Tifft, Hunter Qin, and John R. Alexander, signing singly, his true and lawful attorney-in-fact to:

(1)  	execute for and on behalf of the undersigned Forms 3, 4, and 5 in
	accordance with Section 13(d) and Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder or any other form, statement, certification or representation required under the federal securities laws, including Form 144 and Schedule 13D (hereinafter collectively referred to as "Forms");

(2)  	do and perform any and all acts for and on behalf of the undersigned
	which may be necessary or desirable to complete the execution of any such Forms and the filing of such Forms with the United States Securities and Exchange Commission and any other authority; and

(3)  	take any other action of any type whatsoever in connection with the
	foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in effect until revoked. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934 or any other federal securities laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2011.


                         /s/ Douglas J. Malone
                         ______________________________
                         Douglas J. Malone


State of New York   )
                    :  ss.
County of Chemung   )

On this 5th day of May, 2011, before me, the subscriber, personally appeared DOUGLAS J. MALONE,to me known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                         /s/ Nancy L. Curren
                         ______________________________
                         Notary Public.